As filed with the Securities and Exchange Commission on October 21, 2021
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

RITE AID CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	23-1614034 (I.R.S. Employer Identification Number)
30 Hunter Lane
Camp Hill, Pennsylvania 17011
(717) 761-2633
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Matthew C. Schroeder
Rite Aid Corporation
Executive Vice President and Chief Financial Officer
30 Hunter Lane
Camp Hill, PA 17011
Phone: (717) 761-2633
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Michael J. Zeidel, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, New York 10001
Telephone: (212) 735-3000
Facsimile: (212) 735-2000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered(2)(3)	Proposed Maximum Offering Price Per Unit(2)(3)	Proposed Maximum Aggregate Offering Price(2)(3)	Amount of Registration Fee(4)(5)
Common stock, preferred stock, debt securities, guarantees of debt securities, warrants, purchase contracts, purchase units

(1)
Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder.

(2)
Omitted pursuant to Form S-3 General Instruction II.E.

(3)
We are registering an indeterminate number of shares of common stock, shares of preferred stock and amount of debt securities as may be issued upon conversion, exchange or exercise, as applicable, of any preferred stock, debt securities or warrants or settlement of any purchase contracts or purchase units, including such shares of common stock or preferred stock as may be issued pursuant to anti-dilution adjustments determined at the time of offering.

(4)
In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the entire registration fee.

(5)
No separate consideration will be received for the guarantees of debt securities being registered. In accordance with Rule 457(n) under the Securities Act, no registration fee is payable with respect to the guarantees of debt securities. See the following page for a table of guarantor registrants.

TABLE OF ADDITIONAL REGISTRANTS
Exact Name of Registrant as Specified in its Charter*	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.
Harco, Inc.	Alabama	63-0522700
K & B Alabama Corporation	Alabama	72-1011085
Rite Aid Lease Management Company	California	95-2384577
Thrifty Corporation	California	95-1297550
Thrifty PayLess, Inc.	California	95-4391249
Rite Aid of Connecticut, Inc.	Connecticut	23-1940645
1515 West State Street Boise, Idaho, LLC	Delaware	27-4359371
Ascend Health Technology LLC	Delaware	45-4806467
Design Rx Holdings LLC	Delaware	27-4368094
Eckerd Corporation	Delaware	51-0378122
Elixir Holdings, LLC	Delaware	26-0676699
Elixir Puerto Rico, Inc.	Delaware	61-1772789
Genovese Drug Stores, Inc.	Delaware	11-1556812
Health Dialog Services Corporation	Delaware	04-3274661
Hunter Lane, LLC	Delaware	90-1011712
JCG (PJC) USA, LLC	Delaware	26-0169455
JCG Holdings (USA), Inc.	Delaware	20-1147565
K & B, Incorporated	Delaware	51-0346254
Maxi Drug North, Inc.	Delaware	05-0520884
Maxi Drug South, L.P.	Delaware	05-0520885
Maxi Drug, Inc.	Delaware	04-2960944
Munson & Andrews, LLC	Delaware	27-4356050
Name Rite, L.L.C.	Delaware	27-3719933
P.J.C. Distribution, Inc.	Delaware	22-3252604
P.J.C. Realty Co., Inc.	Delaware	04-2967938
PJC Lease Holdings, Inc.	Delaware	01-0573835
PJC Manchester Realty LLC	Delaware	01-0573821
PJC Peterborough Realty LLC	Delaware	20-1151661
PJC Revere Realty LLC	Delaware	01-0573818
PJC Special Realty Holdings, Inc.	Delaware	01-0573843
RediClinic Associates, Inc.	Delaware	26-4053069
RediClinic LLC	Delaware	76-0639661
RediClinic of PA, LLC	Delaware	47-1629750
Rite Aid Drug Palace, Inc.	Delaware	23-2325476
Rite Aid Hdqtrs. Corp.	Delaware	23-2308342
Rite Aid Hdqtrs. Funding, Inc.	Delaware	75-3167335
Rite Aid of Delaware, Inc.	Delaware	23-1940646
Rite Aid Online Store, Inc.	Delaware	01-0910090
Rite Aid Payroll Management, Inc.	Delaware	01-0910097
Rite Aid Realty Corp.	Delaware	23-1725347
Rite Aid Specialty Pharmacy, L.L.C.	Delaware	27-4202824

Exact Name of Registrant as Specified in its Charter*	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.
Rite Aid Transport, Inc.	Delaware	25-1793102
Rite Investments Corp.	Delaware	51-0273192
Rite Investments Corp., LLC	Delaware	27-4359582
Rx Choice, Inc.	Delaware	25-1598207
The Jean Coutu Group (PJC) USA, Inc.	Delaware	04-2925810
Thrift Drug, Inc.	Delaware	22-2098063
Rite Aid of Washington, D.C., Inc.	District of Columbia	23-2461466
Advance Benefits, LLC	Florida	59-3760021
Elixir Savings, LLC	Florida	20-3389462
First Florida Insurers of Tampa, LLC	Florida	59-2798509
Rite Aid of Georgia, Inc.	Georgia	23-2125551
Rite Aid of Indiana, Inc.	Indiana	23-2048778
Rite Aid of Kentucky, Inc.	Kentucky	23-2039291
K & B Louisiana Corporation	Louisiana	72-1043860
K & B Services, Incorporated	Louisiana	72-1245171
Rite Aid of Maine, Inc.	Maine	01-0324725
GDF, Inc.	Maryland	34-1343867
READ’S, Inc.	Maryland	80-0052330
Rite Aid of Maryland, Inc.	Maryland	23-1940941
PJC of Massachusetts, Inc.	Massachusetts	05-0481151
PJC Realty MA, Inc.	Massachusetts	02-0692817
1740 Associates, L.L.C.	Michigan	27-4359433
Apex Drug Stores, Inc.	Michigan	38-2413448
PDS-1 Michigan, Inc.	Michigan	38-2935739
Perry Distributors, Inc.	Michigan	38-1718545
Perry Drug Stores, Inc.	Michigan	38-0947300
RDS Detroit, Inc.	Michigan	35-1799950
Rite Aid of Michigan, Inc.	Michigan	38-0857390
Laker Software, LLC	Minnesota	41-1924169
K & B Mississippi Corporation	Mississippi	72-0983482
Elixir Rx Solutions, LLC	Missouri	36-4221427
Elixir Rx Solutions of Nevada, LLC	Nevada	88-0511398
Rite Aid of New Hampshire, Inc.	New Hampshire	23-2008320
Lakehurst and Broadway Corporation	New Jersey	23-2937947
Rite Aid of New Jersey, Inc.	New Jersey	23-1940648
Rite Aid of New York, Inc.	New York	23-1940649
Rite Aid Rome Distribution Center, Inc.	New York	23-1887836
EDC Drug Stores, Inc.	North Carolina	56-0596933
Rite Aid of North Carolina, Inc.	North Carolina	23-1940650
4042 Warrensville Center Road – Warrensville Ohio, Inc.	Ohio	25-1820507
5600 Superior Properties, Inc.	Ohio	80-0052337
Broadview and Wallings-Broadview Heights Ohio, Inc.	Ohio	25-1814215

Exact Name of Registrant as Specified in its Charter*	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.
Elixir Pharmacy, LLC	Ohio	26-2434607
Elixir Rx Options, LLC	Ohio	34-1939227
Elixir Rx Solutions, LLC	Ohio	05-0570786
Gettysburg and Hoover-Dayton, Ohio, LLC	Ohio	27-4355844
Rite Aid of Ohio, Inc.	Ohio	23-1940651
The Lane Drug Company	Ohio	53-0125212
Tonic Procurement Solutions, LLC	Ohio	87-3071832
Rite Aid of Pennsylvania, LLC	Pennsylvania	23-1940652
PJC of Rhode Island, Inc.	Rhode Island	23-1979613
Rite Aid of South Carolina, Inc.	South Carolina	23-2047222
K & B Tennessee Corporation	Tennessee	62-1444359
Rite Aid of Tennessee, Inc.	Tennessee	23-2047224
K & B Texas Corporation	Texas	72-1010327
RCMH LLC	Texas	20-2804418
Rx Initiatives LLC	Utah	20-3649446
Maxi Green Inc.	Vermont	45-0515111
PJC of Vermont Inc.	Vermont	05-0498065
Rite Aid of Vermont, Inc.	Vermont	23-1940942
Rite Aid of Virginia, Inc.	Virginia	23-1940653
5277 Associates, Inc.	Washington	23-2940919
The Bartell Drug Company	Washington	91-0138195
Rite Aid of West Virginia, Inc.	West Virginia	23-1940654
Design Rx, LLC	Wyoming	27-4368094
Designrxclusives, LLC	Wyoming	20-5166645

*
Addresses and telephone numbers of principal executive offices are the same as those of Rite Aid Corporation.

Prospectus
RITE AID CORPORATION
Common Stock
Preferred Stock
Debt Securities
Guarantees of Debt Securities
Warrants
Purchase Contracts
and
Purchase Units

We may offer, issue and sell, together or separately:
•
shares of our common stock;

•
shares of our preferred stock, which may be issued in one or more series;

•
debt securities, which may be issued in one or more series and which may be senior debt securities or subordinated debt securities and may be convertible or non-convertible, as well as secured or unsecured;

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guarantees of debt securities by some of our subsidiaries;

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warrants to purchase shares of our common stock, shares of our preferred stock or our debt securities;

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purchase contracts to purchase shares of our common stock, shares of our preferred stock or our debt securities; and

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purchase units, each representing ownership of a purchase contract and debt securities, preferred securities or debt obligations of third-parties, including U.S. treasury securities, or any combination of the foregoing, securing the holder’s obligation to purchase our common stock or other securities under the purchase contracts.

We will provide the specific prices and terms of these securities in one or more supplements to this prospectus at the time of offering. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Investing in our securities involves a number of risks. See “Risk Factors” on page 6 before you make your investment decision.
We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to purchasers. These securities also may be resold by selling securityholders. If required, the prospectus supplement for each offering of securities will describe the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.
Our common stock is listed on the New York Stock Exchange under the trading symbol “RAD.” Each prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 21, 2021

i

ABOUT THIS PROSPECTUS
This prospectus is part of an “automatic shelf” registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. Under this process, we may sell from time to time any combination of the securities described in this prospectus. This prospectus only provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read both this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us, together with the additional information described under the heading “Where You Can Find More Information.”
We have not authorized anyone to provide you with any information other than that contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.
The information in this prospectus is accurate as of the date on the front cover. You should not assume that the information contained in this prospectus is accurate as of any other date.
When used in this prospectus, the terms “Rite Aid,” the “Company,” “we,” “our” and “us” refer to Rite Aid Corporation and its consolidated subsidiaries, unless otherwise specified or the context otherwise requires.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our SEC filings are available to the public at the SEC’s website at www.sec.gov.
The SEC allows us to “incorporate by reference” information into this prospectus and any accompanying prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus and any accompanying prospectus supplement, except for any information superseded by information contained directly in this prospectus, any accompanying prospectus supplement, any subsequently filed document deemed incorporated by reference or any free writing prospectus prepared by or on behalf of us. This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that we have previously filed with the SEC (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K).
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our Annual Report on Form 10-K for the fiscal year ended February 27, 2021, filed with the SEC on April 27, 2021;

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the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended February 27, 2021 from our definitive proxy statement on Schedule 14A, filed with the SEC on May 20, 2021;

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our Quarterly Reports on Form 10-Q for the fiscal quarters ended May 29, 2021 and August 28, 2021, filed with the SEC on July 6, 2021 and October 5, 2021, respectively;

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our Current Reports on Form 8-K, filed with the SEC on July 9, 2021, August 13, 2021 and August 23, 2021; and

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the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on January 3, 2018, and any amendment or report filed for the purpose of updating such description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering also shall be deemed to be incorporated herein by reference. We are not, however, incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K.
If requested, we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into such documents. To obtain a copy of these filings at no cost, you may write or telephone us at the following address:
Rite Aid Corporation
30 Hunter Lane
Camp Hill, Pennsylvania 17011
Attention: Investor Relations
Phone: (717) 761-2633

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and any accompanying prospectus supplement and any documents incorporated by reference contain statements that are “forward-looking” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are often identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will” and similar expressions and include references to assumptions and relate to our future prospects, developments and business strategies.
Factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to:
•
the impact of widespread health developments, including the continued impact of the global coronavirus (“COVID-19”) pandemic, and the governmental responses thereto and the reinstitution of more stringent regulations, the changing consumer behavior and preferences (including vaccine hesitancy, the emergence of new variants and the availability and administration of pediatric and booster vaccinations), and the impact of those things on the broader economy, financial and labor markets, wages, availability and access to credit and capital, our front-end and pharmacy operations and services, supply chain, our associates and executive and administrative personnel, our third-party service providers (including suppliers, vendors and business partners), and customers. The COVID-19 pandemic may result in further shutdowns or have a negative impact on our cough, cold and flu sales. Any of these developments could result in a material adverse effect on our business, financial conditions and results of operations;

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our ability to successfully implement our RxEvolution strategy, attract and retain a sufficient number of our target consumers, integrate operations such as Elixir and any acquisitions, implement and integrate information technology and digital services, obtain permits required for store remodels, and improve the operating performance of our stores and pharmacy benefit management (“PBM”) operations;

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our high level of indebtedness, the ability to refinance such indebtedness on acceptable terms, and our ability to satisfy our obligations and the other covenants contained in our debt agreements;

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the nature, cost and outcome of pending and future litigation, other legal or regulatory proceedings, or governmental investigations, including those related to Opioids, “usual and customary” pricing or other matters;

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general competitive, economic, industry, market, political (including healthcare reform) and regulatory conditions, as well as other factors specific to the markets in which we operate;

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the severity and resulting impact of the cough, cold and flu season;

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the impact on retail pharmacy business as PBM payors incent or mandate movement away from retail pharmacies to PBM mail order pharmacies;

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our ability to achieve the benefits of our efforts to reduce the costs of our generic drugs;

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the risk that changes in federal or state laws or regulations, including to those relating to labor or wages, the Health Care Education Affordability Reconciliation Act, the repeal of all or part of the Patient Protection or the Affordable Care Act (or “ACA”), and decisions of agencies and courts including the United States Supreme Court regarding those and other matters relevant to the Company or its operations, and any regulations enacted thereunder may occur;

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the impact of the loss of one or more major third party payor contracts and the risk that providers and state contract changes may occur;

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the risk that we may need to take further impairment charges if our future results do not meet our expectations;

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our ability to sell our Centers of Medicare and Medicaid Services (“CMS”) receivable, in whole or in part, which could negatively impact our liquidity and leverage ratio if we do not consummate a sale;

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our ability to grow prescription count, realize front-end sales growth, and improve and grow the operations of our PBM;

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our ability to achieve cost savings and the other benefits of our organizational restructuring within our anticipated timeframe, if at all;

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decisions to close additional stores and distribution centers or undertake additional refinancing activities, which could result in further charges;

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our ability to manage expenses and our investments in working capital;

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the continued impact of gross margin pressure in the PBM industry due to continued consolidation and client demand for lower prices while providing enhanced service offerings;

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risks related to breaches of our information or payment systems or unauthorized access to confidential or personal information of our associates or customers;

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our ability to maintain our current pharmacy services business and obtain new pharmacy services business, including maintaining renewals of expiring contracts, avoiding contract termination rights that may permit certain of our clients to terminate their contracts prior to their expiration, early price renegotiations prior to contract expirations and the risk that we cannot meet client guarantees;

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our ability to manage our Medicare Part D Plan medical loss ratio (“MLR”) and meet the financial obligations of the plan;

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the risk that we could experience deterioration in our current Star rating with the CMS or incur CMS penalties and/or sanctions;

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the expiration or termination of our Medicare or Medicaid managed care contracts by federal or state governments;

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changes in future exchange or interest rates or credit ratings, changes in tax laws, regulations, rates and policies; and

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other risks and uncertainties described from time to time in our filings with the SEC.

We undertake no obligation to update or revise the forward-looking statements included in this prospectus, whether as a result of new information, future events or otherwise, after the date hereof. Our actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences are discussed in the “Risk Factors” section of this prospectus, any accompanying prospectus supplement or any documents incorporated by reference. To the extent that COVID-19 adversely affects our business and financial results, it may also have the effect of heightening many of the risk factors described herein, in any accompanying prospectus supplement or in any of the documents incorporated by reference.

THE COMPANY
General
We are a healthcare company with a retail footprint, providing our customers and communities with a high level of care and service through various programs we offer through our two reportable business segments, our Retail Pharmacy segment and our Pharmacy Services segment. We accomplish our goal of delivering comprehensive care to our customers through our retail drugstores and our PBM, Elixir. We also offer fully integrated mail-order and specialty pharmacy services through Elixir Pharmacy. Additionally, through Elixir Insurance, Elixir also serves seniors enrolled in Medicare Part D. When combined with our retail platform, this comprehensive suite of services allows us to provide value and choice to customers, patients and payors and allows us to compete in today’s evolving healthcare marketplace.
Retail Pharmacy Segment
Our Retail Pharmacy segment sells brand and generic prescription drugs and provides various other pharmacy services, as well as an assortment of front-end products including health and beauty aids, personal care products, seasonal merchandise, and a large private brand product line. Our Retail Pharmacy segment generates the majority of its revenue through the sale of prescription drugs and front-end products at our over 2,500 retail pharmacy locations across 17 states. We replenish our retail stores through a combination of direct store delivery of pharmaceutical products facilitated through our pharmaceutical Purchasing and Delivery Agreement with McKesson, and the majority of our front-end products through our network of distribution centers.
Pharmacy Services Segment
Our Pharmacy Services segment provides a fully integrated suite of PBM offerings including technology solutions, mail delivery services, specialty pharmacy, network and rebate administration, claims adjudication and pharmacy discount programs. Elixir also provides prescription discount programs and Medicare Part D insurance offerings for individuals and groups. Elixir provides services to various clients across its different lines of business, including major health plans, commercial employers, labor groups and state and local governments, representing approximately 3.2 million covered lives, including approximately 1 million covered lives through our Medicare Part D insurance offerings. Elixir continues to focus its efforts and offerings to its target market of small to mid-market employers, labor unions and regional health plans, including provider-led health plans and government sponsored Medicaid and Medicare plans.
Our headquarters are located at 30 Hunter Lane, Camp Hill, Pennsylvania 17011, and our telephone number is (717) 761-2633. We were incorporated in 1968 and are a Delaware corporation. We maintain a website at riteaid.com. The information on our website is not incorporated by reference in this prospectus or any accompanying prospectus supplement, and you should not consider it a part of this prospectus or any accompanying prospectus supplement.

RISK FACTORS
Investing in our securities involves risk. See the risk factors described in our most recent Annual Report on Form 10-K (together with any material changes thereto contained in subsequently filed Quarterly Reports on Form 10-Q) and those contained in our other filings with the SEC that are incorporated by reference in this prospectus and any accompanying prospectus supplement. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any accompanying prospectus supplement. These risks could materially affect our business, financial condition or results of operations and cause the value of our securities to decline. You could lose all or part of your investment.

USE OF PROCEEDS
Except as otherwise set forth in any accompanying prospectus supplement, we expect to use the net proceeds from the sale of securities for repayment or refinancing of debt, general corporate purposes, capital expenditures and working capital.
Unless set forth in an accompanying prospectus supplement, we will not receive any proceeds in the event that securities are sold by a selling securityholder.

DESCRIPTION OF SECURITIES
This prospectus contains summary descriptions of the common stock, preferred stock, debt securities, guarantees of debt securities, warrants, purchase contracts and purchase units that may be offered and sold from time to time. These summary descriptions are not meant to be complete descriptions of each security. However, at the time of an offering and sale, this prospectus together with the accompanying prospectus supplement will contain the material terms of the securities being offered.

DESCRIPTION OF CAPITAL STOCK
General
The following summary description of our capital stock is based on the provisions of the General Corporation Law of the State of Delaware (the “DGCL”), our certificate of incorporation, as amended (the “Certificate of Incorporation”), and our bylaws, as amended (the “By-Laws”). This description does not purport to be complete and is qualified in its entirety by reference to the full text of the DGCL, as it may be amended from time to time, and to the terms of our Certificate of Incorporation and By-Laws, as each may be amended from time to time, which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.” As used in this “Description of Capital Stock,” the terms “Rite Aid,” the “Company,” “we.” “our” and “us” refer to Rite Aid Corporation, a Delaware corporation, and do not, unless otherwise specified, include our subsidiaries.
Our authorized capital stock consists of 95,000,000 shares, of which (i) 75,000,000 shares are common stock, par value $1.00 per share, and (ii) 20,000,000 shares are preferred stock, par value $1.00 per share. As of September 22, 2021, there are no outstanding shares of preferred stock. As of September 22, 2021, the total number of outstanding shares of our common stock is 55,771,263.
Voting Rights
Each holder of our common stock is entitled to one vote for each share held on record on all matters submitted to a vote of our security holders. Except as otherwise provided by law, the holders of our common stock vote as one class. The shares of our common stock do not have cumulative voting rights. As a result, subject to the voting rights of the holders of any shares of our preferred stock, the holders of our common stock entitled to exercise more than 50% of the voting rights in an election of directors can elect 100% of the directors to be elected in a particular year if they choose to do so. In such event, the holders of the remaining common stock voting for the election of directors will not be able to elect any persons to our board of directors.
Dividends
Subject to preferences that may apply to any preferred stock outstanding, holders of our common stock are entitled to receive dividends out of assets legally available at the time and in the amounts that the Board may determine from time to time.
Liquidation Rights
In the event of a liquidation, dissolution or winding-up of Rite Aid, the holders of our common stock are entitled to share equally and ratably in the assets of Rite Aid, if any, remaining after the payment of all debts and liabilities of Rite Aid and the liquidation preference of any outstanding series of preferred stock.
Other Rights and Preferences
In the event of a liquidation, dissolution or winding-up of Rite Aid, the holders of our common stock are entitled to share equally and ratably in the assets of Rite Aid, if any, remaining after the payment of all debts and liabilities of Rite Aid and the liquidation preference of any outstanding series of preferred stock.
Listing
Our common stock is listed on The New York Stock Exchange under the trading symbol “RAD.”
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions.
Preferred Stock
This section describes the general terms and provisions of preferred stock that we are authorized to issue. An accompanying prospectus supplement will describe the specific terms of the shares of preferred stock offered through that prospectus supplement, as well as any general terms described in this section that will not apply to those shares of preferred stock. If there are differences between the prospectus supplement relating to a particular series of preferred stock and this prospectus, the prospectus supplement will control. We will file a copy of the certificate of amendment to our Certificate of Incorporation that contains the terms of each new series of preferred stock with the Secretary of the State of Delaware and with the SEC each time we issue a new series of preferred stock. Each such certificate of amendment will establish the number of shares included in a designated series and fix the designation, powers, privileges, preferences and rights of the shares of each series as well as any applicable qualifications, limitations or restrictions. You should refer to the applicable certificate of amendment as well as our Certificate of Incorporation before deciding to buy shares of our preferred stock as described in any accompanying prospectus supplement.
Our board of directors has been authorized to provide for the issuance of up to 20,000,000 shares of our preferred stock in multiple series without the approval of shareholders. With respect to each series of our preferred stock, our board of directors has the authority to fix the following terms:
•
the designation of the series, which may be by distinguishing number, letter or title;

•
the number of shares within the series;

•
whether dividends are cumulative and, if cumulative, the dates from which dividends are cumulative;

•
the rate of any dividends, any conditions upon which dividends are payable, and the dates of payment of dividends;

•
whether the shares are redeemable, the redemption price and the terms of redemption;

•
the amount payable for each share if we dissolve or liquidate;

•
whether the shares are convertible or exchangeable, the price or rate of conversion or exchange, and the applicable terms and conditions;

•
any restrictions on issuance of shares in the same series or any other series;

•
voting rights applicable to the series of preferred stock; and

•
any other rights, priorities, preferences, restrictions or limitations of such series.

The right of a holder of preferred stock to receive payment in respect thereof upon any liquidation, dissolution or winding up of us will be subordinate to the rights of our general creditors.
Anti-Takeover Effects of Provisions of the Certificate of Incorporation and By-Laws
Some provisions of Delaware law and our Certificate of Incorporation and By-Laws could make the following more difficult: acquisition of us by means of a tender offer; acquisition of control of us by means of a proxy contest or otherwise; or removal of our incumbent officers and directors. These provisions are designed to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection give us the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us, and that the benefits of this increased protection outweigh the disadvantages of discouraging those proposals, because negotiation of those proposals could result in an improvement of their terms.
Charter and By-Laws Provisions
Our Certificate of Incorporation specifies that our board of directors shall consist of not less than three nor more than 15 directors elected for terms of one year. Our By-Laws provide that the number of directors on our board may be fixed by our board only. The number of directors may be increased or decreased by our board only. In the interim period between annual meetings of security holders or of special meetings of security holders, vacancies and newly created directorships may be filled by our board. Any directors so elected will hold office until the next annual meeting of stockholders and until such directors’ successor shall have been elected and qualified. Our Certificate of Incorporation and our By-Laws do not provide for cumulative voting in the election of directors.

Our Certificate of Incorporation requires that any mergers, consolidations, asset dispositions and other transactions involving a Related Person (as defined below) be approved, unless certain conditions are satisfied, by the affirmative vote of the holders of shares representing not less than 75% of the outstanding shares of stock entitled to vote. These special voting requirements do not apply if the transaction is approved by a majority of the Continuing Directors (as defined below) or the consideration offered to our security holders meets specified fair price standards (including related procedural requirements as to the form of consideration and continued payment of dividends). “Continuing Director” as defined in our Certificate of Incorporation means a member of our board who was not affiliated with a Related Person (as defined below) and was a member of our board prior to the time that the Related Person acquired the last shares of common stock entitling such Related Person to exercise, in the aggregate, in excess of 10% of the total voting power of all classes of voting stock, or any individual, corporation, partnership, person or other entity (“Person”) recommended to succeed a Continuing Director by a majority of Continuing Directors. “Related Person,” as defined in our Certificate of Incorporation, means any Person, together with any affiliate or associate of such Person, who has beneficial ownership, directly or indirectly, of shares of stock of Rite Aid entitling such Person to exercise more than 10% of the total voting power of all classes of voting stock.
Under our Certificate of Incorporation and By-Laws, security holders may consent to any action required or permitted to be taken at any meeting of security holders without prior notice or a vote if a written consent or consents, setting forth the action so taken, shall be signed by holders of outstanding stock having not less than the minimum number of votes that would be necessary to take the action at a meeting at which all shares entitled to vote thereon were present and voted. Our By-Laws establish an advance notice procedure for stockholders to bring matters before a meeting of stockholders, including proposed nominations of persons for election to our board, other than nominations made by or at the direction of our board. These procedures specify the information stockholders must include in their notice and the timeframe in which they must give us notice. Our By-Laws also permit stockholders representing ownership of not less than 10% of the outstanding shares of our common stock to request that the our secretary call a special meeting of the stockholders, provided that the stockholders satisfy the requirements specified therein and subject to certain other limitations. Our-By-Laws provide that business transacted at a special meeting is limited to the purpose(s) stated in a valid special meeting request and any additional matters our Board determines to include in the notice of the special meeting.
Our Certificate of Incorporation authorizes our board to establish one or more series of undesignated preferred stock, the terms of which can be determined by our board at the time of issuance.
Our By-Laws authorize the board to alter, amend or repeal the By-Laws and to adopt new By-Laws.
Exclusive Forum
Our By-Laws provide that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for: (i) any derivative action or proceeding brought on our behalf; (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or agent of the Company or our stockholders; (iii) any action asserting a claim against us arising pursuant to any provision of the Delaware General Corporation Law, or our Certificate of Incorporation or our By-Laws; or (iv) any action asserting a claim against us or any of our directors, officers, employees or agents governed by the internal affairs doctrine; provided, however, that in the event the Court of Chancery of the State of Delaware lacks jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding shall be another state or federal court located within the State of Delaware. Our By-Laws also provide that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of and to have consented to this choice of forum provision. It is possible that a court of law could rule that the choice of forum provision contained in our By-Laws is inapplicable or unenforceable if it is challenged in a proceeding or otherwise.
Other Limitations on Stockholder Actions
Our Certificate of Incorporation also provides that no director shall be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except as required by law, as in effect from time to time. Currently, Delaware law requires that liability be imposed for the following: any breach of the director’s duty of loyalty to our company or our stockholders; any act or omission not in good faith or which involved intentional misconduct or a knowing violation of law; unlawful payments of dividends or unlawful stock repurchases or redemptions; and any transaction from which the director derived an improper personal benefit.
Our By-Laws also provide that we will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of us) by reason of the fact that such person is or was our director or officer, or served any other enterprise at our request as a director, officer, employee, agent or fiduciary. We will reimburse the expenses, including attorneys’ fees, actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.
Delaware Anti-Takeover Law
We are subject to Section 203 of the Delaware General Corporation Law. Section 203 prohibits Delaware corporations from engaging in a wide range of specified transactions with any interested stockholder for three years following the date that person became an interested stockholder, unless the transaction is approved in a prescribed manner. Generally, an interested stockholder is any person, other than the corporation and any of its majority-owned subsidiaries, who owns 15% or more of any class or series of stock entitled to vote generally in the election of directors. Section 203 may tend to deter any potential unfriendly offers or other efforts to obtain control of our company that are not approved by our board of directors. This may deprive the stockholders of opportunities to sell shares of our common stock at prices higher than the prevailing market price

DESCRIPTION OF DEBT SECURITIES
We may offer debt securities in one or more series, which may be senior debt securities or subordinated debt securities and which may be convertible into another security.
The following description briefly sets forth certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the following general terms and provisions may apply to the debt securities, will be described in an accompanying prospectus supplement. Unless otherwise specified in an accompanying prospectus supplement, our debt securities will be issued in one or more series under an indenture to be entered into between us and The Bank of New York Mellon Trust Company, N.A., as trustee. A form of the indenture is attached as an exhibit to the registration statement of which this prospectus forms a part. The terms of the debt securities will include those set forth in the indenture and those made a part of the indenture by the Trust Indenture Act of 1939 (“TIA”). You should read the summary below, any accompanying prospectus supplement and the provisions of the indenture in their entirety before investing in our debt securities.
The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include, among others, the following:
•
the title and aggregate principal amount of the debt securities and any limit on the aggregate principal amount of such series;

•
any applicable subordination provisions for any subordinated debt securities;

•
the maturity date(s) or method for determining same;

•
the interest rate(s) or the method for determining same;

•
the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable and whether interest will be payable in cash, additional securities or some combination thereof;

•
whether the debt securities are convertible or exchangeable into other securities and any related terms and conditions;

•
redemption or early repayment provisions;

•
authorized denominations;

•
if other than the principal amount, the principal amount of debt securities payable upon acceleration;

•
place(s) where payment of principal and interest may be made, where debt securities may be presented and where notices or demands upon the company may be made;

•
the form or forms of the debt securities of the series including such legends as may be required by applicable law;

•
whether the debt securities will be issued in whole or in part in the form of one or more global securities and the date as of which the securities are dated if other than the date of original issuance;

•
whether the debt securities are secured and the terms of such security;

•
the amount of discount or premium, if any, with which the debt securities will be issued;

•
any covenants applicable to the particular debt securities being issued;

•
any additions or changes in the defaults and events of default applicable to the particular debt securities being issued;

•
the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to seniority, subordination and release of the guarantees), if any;

•
the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, the debt securities will be payable;

•
the time period within which, the manner in which and the terms and conditions upon which we or the holders of the debt securities can select the payment currency;

•
our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

•
any restriction or conditions on the transferability of the debt securities;

•
provisions granting special rights to holders of the debt securities upon occurrence of specified events;

•
additions or changes relating to compensation or reimbursement of the trustee of the series of debt securities;

•
provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture and the execution of supplemental indentures for such series; and

•
any other terms of the debt securities (which terms shall not be inconsistent with the provisions of the TIA, but may modify, amend, supplement or delete any of the terms of the indenture with respect to such series of debt securities).

General
We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the indenture.
We will describe in an accompanying prospectus supplement any other special considerations for any debt securities we sell that are denominated in a currency or currency unit other than U.S. dollars. In addition, debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, and the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked will be described in an accompanying prospectus supplement.
United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in an accompanying prospectus supplement.
We expect most debt securities to be issued in fully registered form without coupons and in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. Subject to the limitations provided in the indenture and in an accompanying prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.
Global Securities
Unless we inform you otherwise in an accompanying prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in an accompanying prospectus supplement. Unless and until a global security is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.

Governing Law
The indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York.

DESCRIPTION OF GUARANTEES OF THE DEBT SECURITIES
If specified in the applicable prospectus supplement, certain of our subsidiaries will guarantee the debt securities. Guarantees may be secured or unsecured, senior or subordinated. The particular terms of any guarantee will be described in the related prospectus supplement.

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of shares of our common stock, shares of preferred stock or our debt securities. We may issue warrants independently or together with other securities, and they may be attached to or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent, as detailed in an accompanying prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation, or agency or trust relationship, with you.
The prospectus supplement relating to a particular issue of warrants will describe the terms of those warrants, including, when applicable:
•
the offering price;

•
the currency or currencies, including composite currencies, in which the purchase price and/or exercise price of the warrants may be payable;

•
the number of warrants offered;

•
the exercise price and the amount of securities you will receive upon exercise;

•
the procedure for exercise of the warrants and the circumstances, if any, that will cause the warrants to be automatically exercised;

•
the rights, if any, we have to redeem the warrants;

•
the date on which the right to exercise the warrants will commence and the date on which the warrants will expire;

•
the name of the warrant agent; and

•
any other material terms of the warrants.

After warrants expire they will become void. The prospectus supplement may provide for the adjustment of the exercise price of the warrants.
Warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in an accompanying prospectus supplement. Before the exercise of warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments made to holders of those securities.
The description in an accompanying prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of any warrant agreement if we offer warrants, see “Where You Can Find More Information.” We urge you to read the applicable warrant agreement and any accompanying prospectus supplement in their entirety.

DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS
We may issue purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of our common stock, shares of our preferred stock or our debt securities at a future date or dates, which we refer to in this prospectus as purchase contracts. The price of the securities and the number of securities may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts, and may be subject to adjustment under anti-dilution formulas. The purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and our debt securities or preferred securities or debt obligations of third parties, including U.S. treasury securities, or any combination of the foregoing, securing the holders’ obligations to purchase the securities under the purchase contracts, which we refer to herein as purchase units. The purchase contracts may require holders to secure their obligations under the purchase contracts in a specified manner. The purchase contracts also may require us to make periodic payments to the holders of the purchase contracts or the purchase units, as the case may be, or vice versa, and those payments may be unsecured or pre-funded in whole or in part.
The description in an accompanying prospectus supplement of any purchase contract or purchase unit we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable purchase contract or purchase unit, which will be filed with the SEC if we offer purchase contracts or purchase units. For more information on how you can obtain copies of any purchase contract or purchase unit we may offer, see “Where You Can Find More Information.” We urge you to read the applicable purchase contract or applicable purchase unit and any accompanying prospectus supplement in their entirety.

SELLING SECURITYHOLDERS
Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act which are incorporated by reference into this prospectus.

PLAN OF DISTRIBUTION
We or the selling securityholders may sell the securities being offered hereby in one or more of the following ways from time to time:
•
to underwriters for resale to purchasers;

•
directly to purchasers;

•
through agents or dealers to purchasers; or

•
through a combination of any of these methods.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and any accompanying prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and any accompanying prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and any accompanying prospectus supplement.
We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

LEGAL MATTERS
Unless otherwise indicated in any accompanying prospectus supplement, Skadden, Arps, Slate, Meagher & Flom LLP will provide opinions regarding the authorization and validity of the securities. Skadden, Arps, Slate, Meagher & Flom LLP may also provide opinions regarding certain other matters. Any underwriters will be advised about legal matters by their own counsel, which will be named in an accompanying prospectus supplement.
EXPERTS
The financial statements, and the related financial statement schedules, incorporated in this Prospectus by reference from Rite Aid Corporation’s Annual Report on Form 10-K, and the effectiveness of Rite Aid Corporation’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution.
The expenses relating to the registration of the securities will be borne by the registrant.
Securities and Exchange Commission Registration Fee	$	*
Accounting Fees and Expenses	$	**
Legal Fees and Expenses	$	**
Printing Fees	$	**
Transfer Agents and Trustees’ Fees and Expenses	$	**
Rating Agency Fees	$	**
Stock Exchange Listing Fees	$	**
Miscellaneous	$	**
Total		$—

*
Deferred in reliance on Rules 456(b) and 457(r) under the Securities Act.

**
Since an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of the securities are not currently determinable.

Item 15.   Indemnification of Directors and Officers.
The registrant is a Delaware corporation. Reference is made to Section 102(b)(7) of the DGCL, which enables a corporation in its certificate of incorporation to eliminate or limit the personal liability of a director for violations of the director’s fiduciary duty, except:
•
for any breach of the director’s duty of loyalty to the corporation or its stockholders;

•
for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•
pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions); or

•
for any transaction from which a director derived an improper personal benefit.

Reference is also made to Section 145 of the DGCL, which provides that a corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such director, officer, employee or agent acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that the person’s conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses that such officer or director actually and reasonably incurred. The indemnification permitted under the DGCL is not exclusive, and a corporation is empowered to purchase and maintain insurance against liabilities whether or not indemnification would be permitted by statute.
The registrant’s Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws provide for indemnification of its directors and officers to the fullest extent currently permitted by the DGCL. The registrant also has indemnification agreements with its directors and officers. In addition, the registrant maintains liability insurance for its directors and officers.
Item 16.   List of Exhibits.
The Exhibits to this registration statement are listed in the Exhibit Index on page II-2.
Exhibit No.	Description of Exhibits
1.1*	Form of Underwriting Agreement.
3.1	Certificate of Incorporation of the registrant (incorporated by reference to Exhibit 3.1 to the registrant’s Form 8-K filed on April 18, 2019).
3.2	Amended and Restated By-Laws (incorporated by reference to Exhibit 3.1 to the registrant’s Form 8-K filed on April 17, 2020).
3.3*	Form of Certificate of Designations with respect to any preferred stock issued hereunder.
4.1	Specimen of Common Stock Certificate (incorporated by reference to Exhibit 4.2 to the registrant’s Form 8-K dated January 3, 2018).
4.2	Form of Indenture for debt securities between the registrant and The Bank of New York Mellon Trust Company, N.A.
4.3	Form of Subordinated Indenture between the registrant and The Bank of New York Mellon Trust Company, N.A. (as successor to BNY Midwest Trust Company) (incorporated by reference to Exhibit 4.12 to the registrant’s registration statement on Form S-3/A, filed on January 14, 2005).
4.4*	Form of Warrant Agreement (including form of Warrant Certificate).
4.5*	Form of Purchase Contract Agreement (including form of Purchase Contract Certificate).
4.6*	Form of Purchase Unit Agreement (including form of Purchase Unit Certificate).
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.
23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).
24.1	Powers of Attorney (included on signature pages hereto).
25.1	Statement of Eligibility of Trustee on Form T-1 of The Bank of New York Mellon Trust Company, N.A., as trustee for the form of Indenture for debt securities, referenced in Exhibit 4.2.
25.2	Statement of Eligibility of Trustee on Form T-1 of The Bank of New York Mellon Trust Company, N.A., as trustee for the form of Subordinated Indenture, referenced in Exhibit 4.3.

*
To be filed by amendment to the Registration Statement or incorporated by reference from documents filed or to be filed with the SEC under the Securities Exchange Act of 1934, as amended.

Item 17.   Undertakings.
The undersigned registrant hereby undertakes:
(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b)

if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement;
(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b) (2) of the Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Camp Hill, State of Pennsylvania, on October 21, 2021.
RITE AID CORPORATION
By:
/s/ Heyward Donigan

Name:
Heyward Donigan

Title:
President, Chief Executive Officer and Director

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Ron S. Chima, his or her true and lawful attorney-in-fact and agent, acting along with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and exhibits to this Registration Statement on Form S-3, and to any registration statement filed under SEC Rule 462, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Heyward Donigan Heyward Donigan	President, Chief Executive Officer and Director (Principal Executive Officer)	October 21, 2021
/s/ Matthew C. Schroeder Matthew C. Schroeder	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	October 21, 2021
/s/ Brian T. Hoover Brian T. Hoover	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	October 21, 2021
/s/ Bruce G. Bodaken Bruce G. Bodaken	Director	October 21, 2021
/s/ Elizabeth Burr Elizabeth Burr	Director	October 21, 2021
/s/ Bari Harlam Bari Harlam	Director	October 21, 2021

Signature	Title	Date
/s/ Robert E. Knowling, Jr Robert E. Knowling, Jr	Director	October 21, 2021
/s/ Kevin E. Lofton Kevin E. Lofton	Director	October 21, 2021
/s/ Louis P. Miramontes Louis P. Miramontes	Director	October 21, 2021
/s/ Arun Nayar Arun Nayar	Director	October 21, 2021
/s/ Katherine Quinn Katherine Quinn	Director	October 21, 2021

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Camp Hill, State of Pennsylvania, on October 21, 2021.
1515 WEST STATE STREET BOISE, IDAHO, LLC
1740 ASSOCIATES, L.L.C.
4042 WARRENSVILLE CENTER ROAD — WARRENSVILLE OHIO, INC.
5277 ASSOCIATES, INC.
5600 SUPERIOR PROPERTIES, INC.
APEX DRUG STORES, INC.
BROADVIEW AND WALLINGS — BROADVIEW HEIGHTS OHIO, INC.
ECKERD CORPORATION
EDC DRUG STORES, INC.
GDF, INC.
GENOVESE DRUG STORES, INC.
GETTYSBURG AND HOOVER — DAYTON, OHIO, LLC
HARCO, INC.
K & B ALABAMA CORPORATION
K & B LOUISIANA CORPORATION
K & B MISSISSIPPI CORPORATION
K & B SERVICES, INCORPORATED
K & B TENNESSEE CORPORATION
K & B TEXAS CORPORATION
K & B, INCORPORATED
LAKEHURST AND BROADWAY CORPORATION
MAXI DRUG NORTH, INC.
MAXI DRUG, INC.
MUNSON & ANDREWS, LLC
NAME RITE, L.L.C.
P.J.C. DISTRIBUTION, INC.
P.J.C. REALTY CO., INC.
PDS-1 MICHIGAN, INC.
PERRY DISTRIBUTORS, INC.
PERRY DRUG STORES, INC.
PJC LEASE HOLDINGS, INC.
PJC MANCHESTER REALTY LLC
PJC OF MASSACHUSETTS, INC.
PJC OF RHODE ISLAND, INC.
PJC PETERBOROUGH REALTY LLC
PJC REALTY MA, INC.
PJC REVERE REALTY LLC
PJC SPECIAL REALTY HOLDINGS, INC.
RDS DETROIT, INC.
READ’S, INC.
RITE AID DRUG PALACE, INC.
RITE AID HDQTRS. CORP.
RITE AID LEASE MANAGEMENT COMPANY
RITE AID OF CONNECTICUT, INC.
RITE AID OF DELAWARE, INC.
RITE AID OF GEORGIA, INC.
RITE AID OF INDIANA, INC.
RITE AID OF KENTUCKY, INC.
RITE AID OF MAINE, INC.

RITE AID OF MARYLAND, INC.
RITE AID OF MICHIGAN, INC.
RITE AID OF NEW HAMPSHIRE, INC.
RITE AID OF NEW JERSEY, INC.
RITE AID OF NEW YORK, INC.
RITE AID OF NORTH CAROLINA, INC.
RITE AID OF OHIO, INC.
RITE AID OF PENNSYLVANIA, LLC
RITE AID OF SOUTH CAROLINA, INC.
RITE AID OF TENNESSEE, INC.
RITE AID OF VIRGINIA, INC.
RITE AID OF WASHINGTON, D.C., INC.
RITE AID OF WEST VIRGINIA, INC.
RITE AID ONLINE STORE, INC.
RITE AID PAYROLL MANAGEMENT, INC.
RITE AID SPECIALTY PHARMACY, L.L.C.
RITE AID REALTY CORP.
RITE AID ROME DISTRIBUTION CENTER, INC.
RITE AID TRANSPORT, INC.
RX CHOICE, INC.
THE LANE DRUG COMPANY
THRIFT DRUG, INC.
THRIFTY CORPORATION
By:
/s/ Ron S. Chima

Name:
Ron S. Chima

Title:
Director and Vice President

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Ron S. Chima, his or her true and lawful attorney-in-fact and agent, acting along with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and exhibits to this Registration Statement on Form S-3, and to any registration statement filed under SEC Rule 462, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed as of October 21, 2021 by the following persons in the capacities indicated.
Signature	Title	Date
/s/ Matthew C. Schroeder Matthew C. Schroeder	Director	October 21, 2021
/s/ Ron S. Chima Ron S. Chima	Director	October 21, 2021
/s/ Frank Walker Frank Walker	Director	October 21, 2021

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Camp Hill, State of Pennsylvania, on October 21, 2021.
JCG HOLDINGS (USA) INC.
JCG (PJC) USA, LLC
RITE INVESTMENTS CORP.
RITE AID HDQTRS. FUNDING, INC.
THE JEAN COUTU GROUP (PJC) USA, INC.
By:
/s/ Ron S. Chima

Name:
Ron S. Chima

Title:
Vice President

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Ron S. Chima, his or her true and lawful attorney-in-fact and agent, acting along with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and exhibits to this Registration Statement on Form S-3, and to any registration statement filed under SEC Rule 462, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed as of October 21, 2021 by the following persons in the capacities indicated.
Signature	Title	Date
/s/ Jonathan D. Moll Jonathan D. Moll	Director	October 21, 2021
/s/ Maria T. Hurd Maria T. Hurd	Director	October 21, 2021
/s/ Susan Lowell Susan Lowell	Director	October 21, 2021
/s/ Ed Dailey Ed Dailey	Director	October 21, 2021

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Camp Hill, State of Pennsylvania, on October 21, 2021.
MAXI GREEN INC. PJC OF VERMONT INC. RITE AID OF VERMONT, INC.
By:	/s/ Ron S. Chima Name: Ron S. Chima
Title: Director and Vice President
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Ron S. Chima, his or her true and lawful attorney-in-fact and agent, acting along with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and exhibits to this Registration Statement on Form S-3, and to any registration statement filed under SEC Rule 462, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed as of October 21, 2021 by the following persons in the capacities indicated.
Signature	Title	Date
/s/ Matthew C. Schroeder Matthew C. Schroeder	Director	October 21, 2021
/s/ Ron S. Chima Ron S. Chima	Director	October 21, 2021
/s/ Susan Lowell Susan Lowell	Director	October 21, 2021

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Camp Hill, State of Pennsylvania, on October 21, 2021.
THRIFTY PAYLESS, INC.
By:	/s/ Ron S. Chima Name: Ron S. Chima
Title: Director and Vice President
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Ron S. Chima, his or her true and lawful attorney-in-fact and agent, acting along with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and exhibits to this Registration Statement on Form S-3, and to any registration statement filed under SEC Rule 462, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed as of October 21, 2021 by the following persons in the capacities indicated.
Signature	Title	Date
/s/ Susan Lowell Susan Lowell	Director	October 21, 2021
/s/ Ron S. Chima Ron S. Chima	Director	October 21, 2021

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Camp Hill, State of Pennsylvania, on October 21, 2021.
HEALTH DIALOG SERVICES CORPORATION
By:	/s/ Ron S. Chima Name: Ron S. Chima
Title: Director, Vice President & Secretary
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Ron S. Chima, his or her true and lawful attorney-in-fact and agent, acting along with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and exhibits to this Registration Statement on Form S-3, and to any registration statement filed under SEC Rule 462, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed as of October 21, 2021 by the following persons in the capacities indicated.
Signature	Title	Date
/s/ Susan Lowell Susan Lowell	Director	October 21, 2021
/s/ Ron S. Chima Ron S. Chima	Director	October 21, 2021

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Camp Hill, State of Pennsylvania, on October 21, 2021.
RITE INVESTMENTS CORP., LLC
By:	/s/ Ron S. Chima Name: Ron S. Chima
Title: Vice President
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Ron S. Chima, his or her true and lawful attorney-in-fact and agent, acting along with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and exhibits to this Registration Statement on Form S-3, and to any registration statement filed under SEC Rule 462, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed as of October 21, 2021 by the following persons in the capacities indicated.
Signature	Title	Date
/s/ Jonathan D. Moll Jonathan D. Moll	President	October 21, 2021
/s/ Ron S. Chima Ron S. Chima	Vice President	October 21, 2021
/s/ Maria T. Hurd Maria T. Hurd	Vice President and Secretary	October 21, 2021
/s/ Frank Walker Frank Walker	Senior Vice President and Assistant Secretary	October 21, 2021
/s/ Matthew C. Schroeder Matthew C. Schroeder	Vice President and Treasurer	October 21, 2021

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Camp Hill, State of Pennsylvania, on October 21, 2021.
ADVANCE BENEFITS LLC
ASCEND HEALTH TECHNOLOGY LLC
DESIGN RX HOLDINGS, LLC
DESIGN RX, LLC
DESIGNRXCLUSIVES LLC
ELIXIR SAVINGS, LLC
ELIXIR RX SOLUTIONS OF NEVADA, LLC
FIRST FLORIDA INSURERS OF TAMPA, LLC
LAKER SOFTWARE, LLC
RX INITIATIVES L.L.C.
ELIXIR RX OPTIONS, LLC
Elixir Holdings, LLC
Tonic Procurement Solutions, LLC
By:	/s/ Matthew C. Schroeder Name: Matthew C. Schroeder Title: Vice President and Assistant Secretary
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Matthew C. Schroeder, his or her true and lawful attorney-in-fact and agent, acting along with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and exhibits to this Registration Statement on Form S-3, and to any registration statement filed under SEC Rule 462, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed as of October 21, 2021 by the following persons in the capacities indicated.
Signature	Title	Date
/s/ Scott Gonia Scott Gonia	Treasurer	October 21, 2021
/s/ Simonne Lawrence Simonne Lawrence	Secretary	October 21, 2021

Signature	Title	Date
/s/ Matthew C. Schroeder Matthew C. Schroeder	Vice President and Assistant Secretary	October 21, 2021
/s/ Susan Lowell Susan Lowell	Vice President and Assistant Secretary	October 21, 2021

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Camp Hill, State of Pennsylvania, on October 21, 2021.
ELIXIR PHARMACY, LLC
By:	/s/ Matthew C. Schroeder Name: Matthew C. Schroeder Title: Vice President and Assistant Secretary
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Matthew C. Schroeder, his or her true and lawful attorney-in-fact and agent, each acting along with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and exhibits to this Registration Statement on Form S-3, and to any registration statement filed under SEC Rule 462, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed as of October 21, 2021 by the following persons in the capacities indicated.
Signature	Title	Date
/s/ Joshua Sobitz Joshua Sobitz	Treasurer	October 21, 2021
/s/ Simonne Lawrence Simonne Lawrence	Secretary	October 21, 2021
/s/ Matthew C. Schroeder Matthew C. Schroeder	Vice President and Assistant Secretary	October 21, 2021
/s/ Susan Lowell Susan Lowell	Vice President and Assistant Secretary	October 21, 2021

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Camp Hill, State of Pennsylvania, on October 21, 2021.
ELIXIR PUERTO RICO, INC.
HUNTER LANE, LLC
By:	/s/ Matthew C. Schroeder Name: Matthew C. Schroeder Title: Vice President and Assistant Secretary
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Matthew C. Schroeder, his or her true and lawful attorney-in-fact and agent, acting along with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and exhibits to this Registration Statement on Form S-3, and to any registration statement filed under SEC Rule 462, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed as of October 21, 2021 by the following persons in the capacities indicated.
Signature	Title	Date
/s/ Matthew C. Schroeder Matthew C. Schroeder	Director	October 21, 2021

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Camp Hill, State of Pennsylvania, on October 21, 2021.
ELIXIR RX SOLUTIONS, LLC
By:	/s/ Matthew C. Schroeder Name: Matthew C. Schroeder Title: Vice President and Assistant Secretary
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Matthew C. Schroeder, his or her true and lawful attorney-in-fact and agent, acting along with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and exhibits to this Registration Statement on Form S-3, and to any registration statement filed under SEC Rule 462, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed as of October 21, 2021 by the following persons in the capacities indicated.
Signature	Title	Date
/s/ Scott Gonia Scott Gonia	Treasurer	October 21, 2021
/s/ Simonne Lawrence Simonne Lawrence	Secretary	October 21, 2021
/s/ Susan Thomas Susan Thomas	Senior Vice President, Commercial and Managed Markets	October 21, 2021
/s/ Matthew C. Schroeder Matthew C. Schroeder	Vice President and Assistant Secretary	October 21, 2021
/s/ Susan Lowell Susan Lowell	Vice President and Assistant Secretary	October 21, 2021

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Camp Hill, State of Pennsylvania, on October 21, 2021.
ELIXIR RX SOLUTIONS, LLC
By:	/s/ Matthew C. Schroeder Name: Matthew C. Schroeder Title: Vice President and Assistant Secretary
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Matthew C. Schroeder, his or her true and lawful attorney-in-fact and agent, acting along with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and exhibits to this Registration Statement on Form S-3, and to any registration statement filed under SEC Rule 462, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed as of October 21, 2021 by the following persons in the capacities indicated.
Signature	Title	Date
/s/ Scott Gonia Scott Gonia	Treasurer	October 21, 2021
/s/ Simonne Lawrence Simonne Lawrence	Secretary	October 21, 2021
/s/ Susan Thomas Susan Thomas	Senior Vice President, Commercial and Managed Markets	October 21, 2021
/s/ Matthew C. Schroeder Matthew C. Schroeder	Vice President and Assistant Secretary	October 21, 2021
/s/ Susan Lowell Susan Lowell	Vice President and Assistant Secretary	October 21, 2021

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Camp Hill, State of Pennsylvania, on October 21, 2021.
MAXI DRUG SOUTH, L.P.
By:	/s/ Ron S. Chima Name: Ron S. Chima Title: Vice President
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Ron S. Chima, his or her true and lawful attorney-in-fact and agent, acting along with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and exhibits to this Registration Statement on Form S-3, and to any registration statement filed under SEC Rule 462, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed as of October 21, 2021 by the following persons in the capacities indicated.
Signature	Title	Date
/s/ Matthew C. Schroeder Matthew C. Schroeder	Vice President and Treasurer	October 21, 2021

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Camp Hill, State of Pennsylvania, on October 21, 2021.
THE BARTELL DRUG COMPANY
By:	/s/ Ron S. Chima Name: Ron S. Chima Title: Vice President
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Ron S. Chima, his or her true and lawful attorney-in-fact and agent, acting along with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and exhibits to this Registration Statement on Form S-3, and to any registration statement filed under SEC Rule 462, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed as of October 21, 2021 by the following persons in the capacities indicated.
Signature	Title	Date
/s/ Susan Lowell Susan Lowell	Director	October 21, 2021
/s/ Ron S. Chima Ron S. Chima	Director	October 21, 2021
/s/ Trent Kruse Trent Kruse	Director	October 21, 2021

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Camp Hill, State of Pennsylvania, on October 21, 2021.
REDICLINIC ASSOCIATES, INC. REDICLINIC LLC REDICLINIC OF PA, LLC RCMH LLC
By:	/s/ Ron S. Chima Name: Ron S. Chima Title: Director and Vice President
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Ron S. Chima, his or her true and lawful attorney-in-fact and agent, acting along with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and exhibits to this Registration Statement on Form S-3, and to any registration statement filed under SEC Rule 462, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed as of October 21, 2021 by the following persons in the capacities indicated.
Signature	Title	Date
/s/ Matthew C. Schroeder Matthew C. Schroeder	Director	October 21, 2021
/s/ Ron S. Chima Ron S. Chima	Director	October 21, 2021
/s/ Frank Walker Frank Walker	Director	October 21, 2021